                                                           Registration NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                           VERMONT PURE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   03-0366218
                      (I.R.S. Employer Identification No.)

ROUTE 66, CATAMOUNT INDUSTRIAL PARK, RANDOLPH, VERMONT                  05060
      (Address of Principal Executive Offices)                        (Zip Code)

                     AMENDED AND RESTATED 1998 INCENTIVE AND
                         NON-STATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                                TIMOTHY G. FALLON
                      Chairman and Chief Executive Officer
                           Vermont Pure Holdings, LTD.
                       Route 66, Catamount Industrial Park
                             Randolph, Vermont 05060
                     (Name and Address of Agent for Service)
                                 (802) 728-3600
          (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------

                                   Copies to:
                             Dean F. Hanley, Esquire
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000

                              -------------------


                                               CALCULATION OF REGISTRATION FEE
 ========================================================================================================================

                                                                      PROPOSED           PROPOSED
                                                 AMOUNT               MAXIMUM            MAXIMUM
        TITLE OF EACH CLASS OF                   TO BE             OFFERING PRICE       AGGREGATE           AMOUNT OF
      SECURITIES TO BE REGISTERED              REGISTERED             PER SHARE       OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
       Common Stock, $.001 par value          500,000 shares (1)       $3.53(2)       $1,765,000(2)          $143.00
-------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of Common Stock issuable pursuant to options that may be granted under the Amended and Restated 1998 Incentive and Non-statutory Stock Option Plan but have not yet been granted.

(2) Estimated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the consolidated reporting system of the American Stock Exchange on October 15, 2003.

================================================================================

================================================================================

     This registration statement covers 500,000 shares of our Common Stock, $.001 par value per share, issuable pursuant to the Amended and Restated 1998 Incentive and Non-Statutory Stock Option Plan. These shares are in addition to the 1,500,000 shares of Common Stock registered pursuant to the registration statement on Form S-8, File No. 333-64044, which we filed with the Securities and Exchange Commission on June 28, 2001.

     The contents of our registration statement on Form S-8, File No. 333-64044 is incorporated herein by reference.

================================================================================


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Vermont Pure Holdings, Ltd. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

         (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2003, April 30, 2003 and July 31, 2003;

         (3) the Company's definitive Proxy Statement dated February 28, 2003, used in connection with its Annual Meeting of Stockholders held on April 10, 2003;

         (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on July 9, 1992, as amended March 14, 1995 and May 14, 1999, and as further amended under cover of Form 8-K filed by the Company with the Commission on October 19, 2000, all under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

         (5) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.  EXHIBITS

 Exhibit No.  Description
 ----------   -----------
     4.1(1)   Specimen certificate for the Common Stock
     5.1      Opinion of Foley Hoag LLP
    10.1(2)   Amended and Restated 1998 Incentive and Non-Statutory
              Stock Option Plan
    23.1      Consent of Grassi & Co., CPAs, P.C.
    23.2      Consent of Feldman Sherb & Co. P.C.
    23.3      Consent of Foley Hoag LLP (included in Exhibit 5.1)
    24.1      Power of Attorney (contained on the signature page)


--------
(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as an Exhibit A to the Company's definitive Proxy Statement dated March 10, 2003, used in connection with its Annual Meeting of Stockholders held on April 10, 2003.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of October, 2003.

                                           Vermont Pure Holdings, Ltd.

                                           By:     /s/ Timothy G. Fallon
                                              ---------------------------------
                                                    Timothy G. Fallon
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Timothy Fallon, Peter Baker and Bruce MacDonald, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                   TITLE                                    DATE
              ---------                                   -----                                    ----

        /s/ Timothy G. Fallon                Chief Executive Officer and                       October 22, 2003
--------------------------------------        Chairman of the Board of Directors
          Timothy G. Fallon                   (Principal Executive Officer)


       /s/ Bruce S. MacDonald                Vice President, Chief Financial Officer and       October 22, 2003
--------------------------------------        Treasurer(Principal Financial and
          Bruce S. MacDonald                  Accounting Officer)


         /s/ Henry E. Baker                  Director and Chairman Emeritus                    October 22, 2003
--------------------------------------
           Henry E. Baker

         /s/ Peter K. Baker                  Director and President                            October 22, 2003
--------------------------------------
            Peter K. Baker

        /s/ Philip Davidowitz                Director                                          October 22, 2003
--------------------------------------
          Philip Davidowitz

         /s/ Carol R. Lintz                  Director                                          October 22, 2003
--------------------------------------
           Carol R. Lintz

        /s/ David R. Preston                 Director                                          October 22, 2003
--------------------------------------
          David R. Preston

        /s/ Norman E. Rickard                Director                                          October 22, 2003
--------------------------------------
          Norman E. Rickard

        /s/ Ross. S. Rapaport                Director                                          October 22, 2003
--------------------------------------
          Ross. S. Rapaport

        /s/ Beat Schlagenhauf                Director                                          October 22, 2003
--------------------------------------
          Beat Schlagenhauf

       /s/ Robert C. Getchell                Director                                          October 22, 2003
--------------------------------------
         Robert C. Getchell


                                  EXHIBIT INDEX

Exhibit No.   Description
------------  -----------
  4.1(1)      Specimen certificate for the Common Stock
  5.1         Opinion of Foley Hoag LLP
 10.1(2)      Amended and Restated 1998 Incentive and Non-Statutory
              Stock Option Plan
 23.1         Consent of Grassi & Co., CPAs, P.C.
 23.2         Consent of Feldman Sherb & Co. P.C.
 23.3         Consent of Foley Hoag LLP (included in Exhibit 5.1)
 24.1         Power of Attorney (contained on the signature page)



--------------------
(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as an Exhibit A to the Company's definitive Proxy Statement dated March 10, 2003, used in connection with its Annual Meeting of Stockholders held on April 10, 2003.